Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2009 relating to the financial statements and financial statement schedules, which appear in Tampa Electric Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 4, 2009